Exhibit 5.1

Chadwick L. Mills

+1 650 843 5654

cmills@cooley.com

May 3, 2019

GTx, Inc.

17 W Pontotoc Ave., Suite 100

Memphis, TN 38103

Ladies and Gentlemen:

We have represented GTx, Inc., a Delaware Corporation (the “Company”), in connection with a registration statement on Form S-4 (No. 333-230758) (as amended, the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement provides for the registration by the Company of 89,499,547 shares (as such number may be adjusted after giving effect to the reverse stock split referred to in the Registration Statement, the “Shares”) of the Company’s common stock, par value $0.001 per share, to be issued upon consummation of the merger (the “Merger”) of Grizzly Merger Sub, Inc., a Delaware corporation, and a wholly owned subsidiary of the Company (“Merger Sub”), with and Oncternal Therapeutics, Inc., a Delaware corporation (“Oncternal”), with Oncternal surviving the Merger as a wholly owned subsidiary of the Company, pursuant to that certain Agreement and Plan of Merger and Reorganization, dated as of March 6, 2019, by and among the Company, Merger Sub, and Oncternal, as amended on April 30, 2019 (the “Merger Agreement”).

In connection with this opinion, we have examined and relied upon the Registration Statement in the form filed with the Commission on the date hereof, the Merger Agreement, the Company’s Certificate of Incorporation and Bylaws, each as currently in effect, and such other documents, records, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies thereof. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not sought independently to verify such matters.

Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

In rendering this opinion, we have assumed that prior to the issuance of any of the Shares the amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of at least 1-for-6 as provided in the Registration Statement, that all other approvals for the issuance of the Shares referred to in the Registration Statement have become effective and that no shares of capital stock of the Company are issued or commitments to issue capital stock made by the Company prior to consummation of the Merger, except as expressly permitted by the Merger Agreement.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when the Registration Statement has been declared effective and the Shares have been issued and paid for in the manner contemplated by, and upon the terms and conditions set forth in the Registration Statement and the Merger Agreement, will be validly issued, fully paid and nonassessable.

Cooley LLP    101 California Street    5th Floor    San Francisco, CA    94111-5800

t: (415) 693-2000 f: (415) 693-2222 cooley.com

GTx Inc.

May 3, 2019

Page Two

We consent to the reference to our firm under the caption “Legal Matters” in the proxy statement/prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission promulgated thereunder. This opinion speaks only as of its date, and we undertake no (and hereby disclaim any) obligation to update this opinion.

Sincerely,

Cooley LLP

By:	/s/ Chadwick L. Mills
Chadwick L. Mills

Cooley LLP    101 California Street    5th Floor    San Francisco, CA    94111-5800

t: (415) 693-2000 f: (415) 693-2222 cooley.com